                                                               EXHIBIT h(6)(vi)

                               FIFTH AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

                                   WITNESSETH:

         WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998, December 31, 1999, February 11, 2000 and May 1, 2000 ("Agreement"); and

         WHEREAS, ALIAC, Aeltus and the Funds desire to amend and restate Schedule B of the Agreement to (i) include Aetna GET Fund, Series L and M and
(ii) delete Aetna High Yield VP, Aetna Real Estate Securities VP and Aetna Index Plus Bond VP, each a series of Aetna Variable Portfolios, Inc.; and

         NOW, THEREFORE, it is agreed among ALIAC, Aeltus and the Funds to amend and restate Schedule B to include Aetna GET Fund, Series L and M, and to delete Aetna High Yield VP, Aetna Real Estate Securities VP and Aetna Index Plus Bond VP.

         IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment to the Agreement by their duly authorized officers as of the 27th day of February 2001.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By /s/ Laurie M. Tillinghast
   -------------------------------------
Name  Laurie M. Tillinghast

Title Vice President

AELTUS INVESTMENT MANAGEMENT, INC.

By: /s/ Frank Litwin
   -------------------------------------
Name  Frank Litwin

Title Managing Director


AETNA VARIABLE FUND                            AETNA GET FUND
AETNA VARIABLE ENCORE FUND                     AETNA GENERATION PORTFOLIOS, INC.
AETNA INCOME SHARES                            AETNA VARIABLE PORTFOLIOS, INC.
AETNA BALANCED VP, INC.

By /s/ J. Scott Fox
   -------------------------------------
Name J. Scott Fox

Title President

                                   SCHEDULE B
                 (AMENDED AND RESTATED AS OF FEBRUARY 27, 2001)

                               AETNA VARIABLE FUND

                           AETNA VARIABLE ENCORE FUND

                               AETNA INCOME SHARES

                             AETNA BALANCED VP INC.

                                 AETNA GET FUND

                                    SERIES C
                                    SERIES D
                                    SERIES E
                                    SERIES G
                                    SERIES H
                                    SERIES I
                                    SERIES J
                                    SERIES K
                                    SERIES L
                                    SERIES M

                        AETNA GENERATION PORTFOLIOS, INC.

                                 AETNA ASCENT VP
                               AETNA CROSSROADS VP
                                 AETNA LEGACY VP

                         AETNA VARIABLE PORTFOLIOS, INC.

                           AETNA VALUE OPPORTUNITY VP
                                 AETNA GROWTH VP
                             AETNA SMALL COMPANY VP
                          AETNA INDEX PLUS LARGE CAP VP
                           AETNA INDEX PLUS MID CAP VP
                          AETNA INDEX PLUS SMALL CAP VP
                             AETNA INTERNATIONAL VP
                               AETNA TECHNOLOGY VP

                                        2